UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2005

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway

San Jose, California 95131

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2005, the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) appointed David Vellequette to the position of Senior Vice President and Chief Financial Officer, effective immediately.

In connection with his promotion to Senior Vice President and Chief Financial Officer, the Compensation Committee of the Board (the “Committee”) approved new compensation terms for Mr. Vellequette, including an annual salary at the rate of $300,000 per year and eligibility for a 2005 target bonus of up to 75% of his annual salary based upon the achievement of certain goals determined by the Committee. In addition, the Committee granted to Mr. Vellequette a nonqualified stock option in the amount of 500,000 shares of the Company’s Common Stock pursuant to the terms set forth in the form of the Company’s standard stock option documentation and in accordance with the Company’s 2003 Equity Incentive Plan. The option will vest over a four year period and has an exercise price of $1.53 per share. Mr. Vellequette does not have a written employment agreement with the Company.

Mr. Vellequette, 49, joined the Company in July 2004 as Vice President, Operations Controller, and in February 2005, Mr. Vellequette was appointed interim senior financial officer of the Company. Before joining the Company Mr. Vellequette served as Vice President of Worldwide Sales and Service Operations of Openwave Systems, Inc., from April 2002 until July 2004. Mr. Vellequette held various finance positions with Cisco Systems, Inc., from 1996 until April 2002, culminating in his service as Vice President of Finance supporting the Chief Marketing Officer. Prior to Cisco, Mr. Vellequette was Controller for StrataCom Corporation from 1992 until its acquisition by Cisco in 1996. From 1984 until 1992 Mr. Vellequette served as Controller for Altera Corporation. Mr. Vellequette began his career with Ernst & Young, LLP. Mr. Vellequette holds a B.S. degree in accounting from the University of California, Berkeley.

A copy of the Company’s press release announcing such appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of JDS Uniphase Corporation, dated June 13, 2005.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President and General Counsel

Date: June 13, 2005

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Exhibit Index

Exhibit Number	Description of Document
99.1	Press Release of JDS Uniphase Corporation, dated June 13, 2005

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